Exhibit 10.1

          SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     THIS SECOND AMENDMENT (this "Amendment") is made as of this 4th day of April, 2005 to that certain AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of May 15, 2002, as amended (the "Employment Agreement"), by and between DAVID
E. ULLMAN ("Employee") and JOS. A. BANK CLOTHIERS, INC. ("Employer").

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Employer and Employee, being the sole parties to the Employment Agreement, hereby amend the Employment Agreement as follows:

          1.  Subject  to  earlier  termination   otherwise  set  forth  in  the
     Employment Agreement, the last day of the Employment Period shall be January 31, 2007.

          2. Effective February 27, 2005, Employee's Base Salary shall be $295,000.00.

     Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect according to its terms. To the extent of any conflict between the terms of this Amendment and the terms of the remainder of the Employment Agreement, the terms of this Amendment shall control and prevail. Capitalized terms used but not defined herein shall have those respective meanings attributed to them in the Employment Agreement. This Amendment shall hereafter be deemed a part of the Employment Agreement for all purposes. The terms of employment set forth in this Amendment have been approved by the Audit Committee of the Board of Directors of the Employer.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


JOS. A. BANK CLOTHIERS, INC.

By: /s/ Robert N. Wildrick                  /s/ David E. Ullman
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      Robert N. Wildrick,                   DAVID E. ULLMAN
      Chief Executive Officer


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